  Exhibit 23.1

Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Loop Industries, Inc. of our report dated May 28, 2021 relating to the consolidated financial statements, which appears in Loop Industries, Inc.'s Annual Report on Form 10-K for the year ended February 28, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Montréal, Canada August 20, 2021